Registration No. 33-
     -------------------------------------------------------

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8

                        REGISTRATION STATEMENT
                                under
                       THE SECURITIES ACT OF 1933

                           ACXIOM CORPORATION
            (Exact name of registrant as specified in charter)

              Delaware                           71-0581897
     (State or other jurisdiction              I.R.S. Employer
     of incorporation or organization)        Identification No.

            P.O. Box 2000
        301 Industrial Boulevard
           Conway, Arkansas                      72033-2000
     (Address of principal executive offices)    (Zip Code)

                         ACXIOM CORPORATION/
       DATAQUICK INCENTIVE AND NONQUALIFIED STOCK OPTION PLANS

                                             Copy to:
          Catherine L. Hughes           John Clayton Randolph
            P.O. Box 2000              Friday, Eldredge & Clark
         301 Industrial Boulevard   400 West Capitol, Suite 2000
     Conway, Arkansas 72033-2000 Little Rock, Arkansas 72201-3493 (Name and address of agent for service)

                            501-336-1000
     (Telephone number, including area code, of agent for
                              service)


                    CALCULATION OF REGISTRATION FEE
     ------------------------------------------------------------
     Title of   Amount    Proposed   Proposed     Amount of
     Securities to be     Maximum    Maximum    Registration
       to be    Regis-    Offering   Aggregate     Fee (2)
     Registered tered(1)  Price Per  Offering
                          Unit       Price(2)
     ------------------------------------------------------------
     Common
     Stock
     ($.10 Par
     Value)      808,370  $ (2)    $4,738,590.99   $1,634.00
     -----------------------------------------------------------

     (1) The Registration Statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the Plan.

     (2) Calculated pursuant to Rule 457(h)(1) on the basis of option exercise prices for the following number of options:
         79,220 at $2.98, 466,304 at $5.08, 62,142 at $6.73, 195,665
         at $8.42, and 5,039 at $13.49.

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Item 3.  Incorporation of Certain Documents by Reference

        The following documents filed by Acxiom Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference in this registration statement:
     (i) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 (as amended by a Form 10-K/A filed October 12, 1995); (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995; (iii) the Company's Current Reports on Form 8-K dated August 25, 1995
     and September 27, 1995;   (iv) the Company's Report on Form
     10-C filed August 30, 1995; and (v) the description of the Company's Common Stock contained in its registration statement on Form 8-A dated February 4, 1985, as amended on February 22, 1985.

          In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Item 4.    Description of Securities.

            Not applicable

     Item 5.    Interest of Named Experts and Counsel.

            Not applicable.

     Item 6.    Indemnification of Directors and Officers

           Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Article THIRTEENTH of the Company's Amended and Restated Certificate of Incorporation and
     Article VII of the Company's Bylaws provide for indemnification of the directors and officers of the Company against certain liabilities.

     Item 7.  Exemption from Registration Claimed.

          Not applicable.

     Item 8.  Exhibits

        Number                      Description

        4.1        Company's Amended and Restated Certificate of
                   Incorporation

        4.2        Company's Bylaws as currently in effect
                   (incorporated by reference to Exhibit 3(b) to Form 10-K for the fiscal year ended March 31, 1991 in 0-13163)

        4.3 Data Center Management Agreement dated July 27, 1992 between the Company and Trans Union Corporation (incorporated by reference to Exhibit A to Schedule 13D of Trans Union Corporation dated August 31, 1992 in 5-36226)

        4.4 Agreement to Extend and Amend Data Center Management Agreement and to Amend Registra-tion Rights Agreement dated August 31, 1994 (incorporated by reference to Exhibit 10(b) to Form 10-K for the fiscal year ended March 31, 1995, as amended, in 0-13163)

        4.5 Warrant to Purchase 2,000,000 shares of Company Common Stock (incorporated by reference to Exhibit B to Schedule 13D of Trans Union Corporation dated August 31, 1992 in 5-36226)

        4.6 Registration Rights Agreement, effective August 31, 1992, between the Company and Trans Union Corporation (incorporated by reference to Exhibit C to Schedule 13D of Trans Union Corporation dated August 31, 1992 in 5-36226)

        4.7 Letter Agreement dated July 27, 1992 between the Company and Trans Union Corporation
                   (incorporated by reference to Exhibit 4.6
                   to Registration No. 33-63320)

        4.8 Letter Agreement dated August 31, 1994 between the Company and Trans Union Corporation

        4.9        Stock Purchase Agreement dated October 26,
                   1994 between the Company and Marmon Indus-trial Corporation

        5          Opinion and Consent of Friday, Eldredge
                   & Clark

       23.1        Consent of KPMG Peat Marwick LLP

       23.2 Consent of Friday, Eldredge & Clark (included in Exhibit 5)

       24          Powers of Attorney


     Item 9.       Undertakings

          The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

            (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

            2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conway, State of Arkansas, on the 16th day of October, 1995.

                               ACXIOM CORPORATION




                                 /s/ Catherine L. Hughes
                                 -------------------------
                                 (Catherine L. Hughes
                                 Secretary and General Counsel)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, on the 16th day of October, 1995.

             *
     -------------------    Chief Financial Officer
     Robert S. Bloom        (Principal Accounting Officer)

             *
     -------------------    Director
     Dr. Ann H. Die

             *
     -------------------    Director
     William T. Dillard II


     -------------------    Director
     Harry C. Gambill

             *
     -------------------    Chief Operating Officer, Executive
     Roger S. Kline         Vice President, Treasurer and
                            Director (Principal Financial
                            Officer)

             *
     -------------------    Chairman of the Board, Chief
     Charles D. Morgan, Jr. Executive Officer, President and
                            Director (Principal Executive
                            Officer)

             *
     -------------------    Director
     Robert A. Pritzker

             *
     -------------------    Director
     Walter V. Smiley

             *
     -------------------    Executive Vice President and
     James T. Womble        Director


            /s/ Catherine L. Hughes
     *By: -------------------------
             Catherine L. Hughes
             (Attorney-in-Fact)

        *Catherine L. Hughes, by signing her name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed or to be filed with the Securities and Exchange Commission as supplemental information.

                           INDEX TO EXHIBITS


       Exhibit
       Number                  Exhibit

        4.1        Company's Amended and Restated Certificate of
                   Incorporation

        4.2        Company's Bylaws as currently in effect
                   (incorporated by reference to Exhibit 3(b) to Form 10-K for the fiscal year ended March 31, 1991 in 0-13163)

        4.3 Data Center Management Agreement dated July 27, 1992 between the Company and Trans Union Corporation (incorporated by reference to Exhibit A to Schedule 13D of Trans Union Corporation dated August 31, 1992 in 5-36226)

        4.4 Agreement to Extend and Amend Data Center Management Agreement and to Amend Registra-Rights Agreement dated August 31, 1994 (incorporated by reference to Exhibit 10(b) to Form 10-K for the fiscal year ended March 31, 1995, as amended, in 0-13163)

        4.5 Warrant to Purchase 2,000,000 shares of Company Common Stock (incorporated by reference to Exhibit B to Schedule 13D of Trans Union Corporation dated August 31, 1992 in 5-36226)

        4.6 Registration Rights Agreement, effective August 31, 1992, between the Company and Trans Union Corporation (incorporated by reference to Exhibit C to Schedule 13D of Trans Union Corporation dated August 31, 1992 in 5-36226)

        4.7 Letter Agreement dated July 27, 1992 between the Company and Trans Union Corporation
                   (incorporated by reference to Exhibit 4.6
                   to Registration No. 33-63320)

        4.8 Letter Agreement dated August 31, 1994 between the Company and Trans Union Corporation

        4.9        Stock Purchase Agreement dated October 26,
                   1994 between the Company and Marmon Indus-trial Corporation

        5          Opinion and Consent of Friday, Eldredge
                   & Clark

       23.1        Consent of KPMG Peat Marwick LLP

       23.2 Consent of Friday, Eldredge & Clark (included in Exhibit 5)

       24          Powers of Attorney